CORPORATE BYLAWS

of

ALPHEGA INNOVATIONS CORPORATION

ARTICLE 1

Company Formation

1.01FORMATION. This Corporation is formed pursuant to the Wyoming Business Corporation Act (“the Act”).

1.02CORPORATE ARTICLES COMPLIANCE. The Board of Directors (the “Board”) acknowledges and agrees that they caused the Corporation’s Articles of Incorporation (the “Articles”) to be filed with the Wyoming Secretary of State and all filing fees have been paid and satisfied.

1.03REGISTERED OFFICE & REGISTERED AGENT. The name and location of the registered agent will be as stated in the Company’s formation documents and comply with Title 17, Chapter 28 and Section 17-16-501 of the Act. The Corporation may change its registered office or registered agent by filing a statement with the Secretary of State setting forth the change. The Board is obligated to maintain and update the corporate records on file with the Corporation’s registered agent.

1.04OTHER OFFICES. Pursuant to Section 17-16-302 of the Act, the Corporation may have other offices as selected by the Board.

1.05CORPORATE SEAL. Pursuant to Section 17-16-302 of the Act, the Board may adopt a corporate seal with the form and inscription of their choosing.

1.06PURPOSE. Pursuant to Section 17-16-301 of the Act, this Corporation is formed to engage in any lawful business purpose.

1.07ADOPTION OF BYLAWS. Pursuant to Section 17-16-302 of the Act, the Board has caused the adoption of these corporate bylaws (“Bylaws”) on behalf of the Corporation.

Corporate Bylaws

ARTICLE 2

Board of Directors

2.01INITIAL MEETING OF THE BOARD. Pursuant to Section 17-16-205 of the Act, the Board has conducted and completed the initial meeting of the Corporation.

2.02POWERS AND NUMBERS. Pursuant to Section 17-16-801 of the Act, the management of all the Corporation’s affairs, property, and interests shall be managed by or under the direction of the Board. Per Section 17-16-803 of the Act, the Board of the Corporation shall be comprised of up to seven (7) directors. Consistent with Section 17-16-802 of the Act, the Board consists of at least one (1) natural person who need not be a shareholder or resident of the State of Wyoming.

2.03DIRECTOR LIABILITY. Each director is required, individually and collectively, to act in good faith, with reasonable and prudent care, and in the best interest of the Corporation. If a director acts in accordance with Section 17-16-830 of the Act, then they shall be immune from liability arising from official acts on behalf of the Corporation. Directors are presumed to act in compliance with Section 17-16-830.

Directors who fail to comply with Section 17-16-830 of the Act shall be personally liable to the Corporation for any improper distributions and as otherwise described in Section 17-16-831 of the Act and these Bylaws.

2.04CLASSES OF DIRECTORS. Until such time as the Articles are accordingly amended, the Corporation does not have classes of directors.

2.05CHANGE OF NUMBER. The number of directors may be changed at any time by amendment of these Bylaws, pursuant to the process outlined in Article 10 of these Bylaws. A decrease in number does not have the effect of shortening the term of any incumbent director. In the event the established number of directors is decreased, the directors shall hold their positions until the next shareholder meeting occurs and new directors are elected and qualified.

2.06ELECTION & REMOVAL OF DIRECTORS. Pursuant to Section 17-16-803 of the Act, directors are to be voted on and elected at each annual shareholder meeting for a term of one

(1) year. A director shall hold office until their successor is duly elected and qualified at the following annual shareholder meeting, unless a special meeting is expressly called to remove a director and/or fill a vacancy. If a director is elected, but is not yet qualified to hold office, then the previous director shall holdover until such time that the newly elected director is so qualified. Pursuant to Section 17-16-808 of the Act, one or more directors of the Board, may be removed by an affirmative vote by the holders of a majority of stock entitled to vote at any meeting of shareholders called expressly for that purpose.

2.07VACANCIES. Pursuant to Section 17-16-810 of the Act, all vacancies in the Board may be filled by the affirmative vote of a majority of the remaining directors, provided that any such director who fills a vacancy is qualified to be a director and shall only hold the office until a new director is elected by the shareholders at the next meeting of the shareholders. Any director who fills a vacancy on the Board shall not be considered unqualified or disqualified solely by

Corporate Bylaws

virtue of being an interim director. Per Section 17-16-810 of the Act, any director elected by the shareholders to fill a vacancy which results from the removal of a director shall serve the remainder of the annual term of the removed director and until a successor is elected by the shareholders and qualified. The Board may fill a vacancy created by an increase in the number of directors for a term lasting until the next annual election of directors by the shareholders at the annual meeting or a special meeting called for the purpose of electing directors.

2.08REGULAR MEETINGS. Pursuant to Section 17-16-820 of the Act, the meetings of the Board or any committee may be held at the Corporation’s principal office or at any other place designated by the Board or its committee, including by means of remote communication which allows all persons participating in the meeting to hear each other at the same time. The annual meeting of the Board will be held without notice immediately after the adjournment of the annual meeting of shareholders.

2.09SPECIAL MEETINGS. Special meetings of the Board may be held at any place and at any time, including by means of remote communication which allows all persons participating in the meeting to hear each other at the same time, and may be called by the Chairman of the Board, the President, Vice President, Secretary, or Treasurer, or at least two (2) directors. Any special meeting of the Board must be preceded by at least forty-eight (48) hours' notice of the date, time, place, and purpose of the meeting, unless these Bylaws require otherwise.

2.10ACTION BY DIRECTORS WITHOUT A MEETING. Pursuant to Section 17-16-821 of the

Act, any action which may be taken at a meeting of the Board, or its committee, may be taken without a meeting, provided all directors or committee members unanimously agree, and such unanimous consent is filed with the minutes of the proceeding and sets forth the action taken taken by the Board.

2.11NOTICE OF MEETINGS. Pursuant to Section 17-16-822 of the Act, the regular meetings of the Board shall be held without notice of the date, time, place, or purpose of the meeting, provided the meeting of the Board follows the adjournment of the annual shareholder meeting. Notice may be given personally, by facsimile, by mail, or in any other lawful manner, so long as the method for notice comports with Article 8 of these Bylaws. Oral notification is sufficient only if a written record of the notice is included in the Corporation's minute book. Notice is effective at the earliest of:

(a)Receipt;

(b)Delivery to the proper address or telephone number of the director(s) as shown in the Corporation's records; or

(c)Five (5) days after its deposit in the United States mail, as evidenced by the postmark, if correctly addressed and mailed with first-class postage prepaid.

2.12WAIVER OF NOTICE. Pursuant to Section 17-16-823 of the Act, a director waives the notice requirement if that director attends or participates in the meeting, unless a director attends for the express purpose of promptly objecting to the transaction of any business because the meeting was not lawfully called or convened. A director may waive notice by a signed writing, delivered to the Corporation for inclusion in the minutes before or after the meeting.

Corporate Bylaws

2.13QUORUM. Per subsection 17-16-824 of the Act, a majority of the entire Board constitutes a quorum, and a quorum is necessary at all meetings to constitute a quorum to transact business.

2.14REGISTERING DISSENT. As provided in Section 17-16-824 of the Act, a director who is present at a meeting at which an action on a corporate matter is taken is presumed to have assented to such action, unless the director expressly dissents to the action. A valid dissent must be entered in the meeting’s minutes, filed with the meeting’s acting Secretary before its adjournment, or forwarded by registered mail to the Corporation’s Secretary within twenty-four

(24) hours after the meeting’s adjournment. These options for dissent do not apply to a director who voted in favor of the action or failed to express such dissent at the meeting.

2.15EXECUTIVE AND OTHER COMMITTEES. As permitted by Section 17-16-825 of the Act, the Board may create committees to delegate certain powers to act on behalf of the Board, provided the Board passes a resolution indicating such creation or delegation. Notwithstanding the power to create committees, no committee may issue stock, recommend shareholder actions, nor amend these Bylaws. The Board may delegate to a committee the power to appoint directors to fill vacancies on the Board. All committees must record regular minutes of their meetings and keep the minute book at the corporation’s office. The creation or appointment of a committee does not relieve the Board or its members from their standard of care described in Section 2.03 of these Bylaws or in Section 17-16-830 of the Act.

2.16COMPENSATION. Per Section 17-16-811 of the Act, the Board may adopt a resolution which results in directors being paid a reasonable compensation for their services rendered as directors of the Corporation. Directors may also be paid a fixed sum and expenses, if any, for attendance at each regular or special meeting of such Board. Nothing contained in these Bylaws precludes a director from receiving compensation for serving the Corporation in any other capacity, including any services rendered as an officer or employee. If the Board accordingly passes a resolution, then committee members may be allowed like compensation for attending committee meetings.

A resolution of the Board that grants compensation to a director may be challenged by a shareholder, provided the shareholder requests a special shareholder meeting specifically addressing the resolution related to director compensation. A resolution of the Board granting compensation to directors may be overturned by a majority vote of shareholders, which can be conducted either at a special meeting or through written consent.

2.17LOANS. No loans shall be made by the Corporation to any director under any circumstances.

2.18INDEMNIFICATION. Provided the director complies with the standard of care described in Section 2.03 of these Bylaws and Section 17-16-830 of the Act, the Corporation shall indemnify any director made a party to a proceeding, brought or threatened, as a consequence of the director acting in their official capacity. In the event a director is entitled to indemnification by the Corporation, the director shall be indemnified pursuant to the process outlined in Sections 17-16- 851 and 17-16-852 of the Act. Indemnification shall not apply to actions involving gross negligence, willful misconduct, or violations of fiduciary duties.

Corporate Bylaws

ARTICLE 3

Stock

3.01AUTHORITY TO ISSUE. Subject to Section 17-16-601 of the Act and the Corporation’s Articles, the Corporation is authorized to issue any class of stock or securities convertible into stock of any class. Before any stock of the Corporation may be issued, the Board must pass a resolution which authorizes the issuance, sets the minimum consideration for the stock or security (or a formula to determine the minimum consideration), and fairly describes any non- monetary consideration.

3.02RESTRICTIONS. Stock may only be issued in accordance with the Articles, and through the process described in these Bylaws. Any issuance of stock in excess of the amount described in the Articles must be authorized by the Board and approved by the affirmative vote by a majority of shareholders. Per Section 17-16-627 of the Act, any restriction on the transferability of stock shall be fully furnished to the shareholder, upon shareholder request, and without any charge to the shareholder. Per Subsection 17-16-627 of the Act, any failure to furnish such information to the shareholder does not render the restriction on stock transferability invalid or unenforceable.

As provided in Section 17-16-627 of the Act, no shareholder has a preemptive right to subscribe to any subsequent or additional issuance of stock.

3.03STOCK CERTIFICATES. Under Section 17-16-625 of the Act, shareholders are entitled to stock certificates that certify the shares of the Corporation’s stock held by the shareholder. Notwithstanding the shareholders’ rights to stock certificates, the Board may authorize the issuance of some or all shares of any class or series of stock without certificates, provided the Board shall provide to a shareholder a written statement that contains the information required to be on stock certificates, per Section 17-16-625 of the Act.

As required by Section 17-16-625 of the Act, each stock certificate must contain on its face:

(a)The Corporation name and that the Corporation is organized under the laws of this State;

(b)The name of the shareholder (or person to whom the stock is issued);

(c)The number and class of shares and the designation of the series, if any, the certificate represents; and

(d)The signature of two officers designated in these Bylaws or by the Board.

For the sake of clarity, in the event that an individual serves multiple roles within the Corporation, that person cannot countersign any document which that person has already signed in their official or individual capacity. If an officer who has signed or whose facsimile signature appears on any stock certificate ceases to be an officer before the certificate is issued to the shareholder, it may be issued by the Corporation and is valid as if the person were an officer on the date of issuance. The certificate may be sealed with the Corporation’s seal.

3.04MUTILATED, LOST, OR DESTROYED CERTIFICATES. In the instance of any mutilation, loss, or destruction of any stock certificate, another may be issued in its place on proof of such mutilation, loss or destruction. The Board may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation. The Board may establish other procedures as they deem necessary.

Corporate Bylaws

3.05FRACTIONAL SHARES OR SCRIP. Subject to Section 17-16-604 of the Act, the Corporation may:

(a)Issue fractions of a share which entitle the holder to exercise voting rights, to receive dividends, and to participate in any of the Corporation’s assets in the event of liquidation;

(b)Arrange for the disposition of fractional interests by those entitled thereto;

(c)Pay the fair market value, in cash, of fractions of a share as of the time when those entitled to receive such shares are determined; or

(d)Issue scrip in a form which entitles the holder to receive a certificate for the full share upon surrender of such scrip aggregating a full share.

3.06TRANSFER. So long as there is no transferability restriction on the stock, as described in Section 3.02 of these Bylaws, the stock of the Corporation is freely transferable. Transfers of stock must be made upon the Corporation’s stock transfer books. Stock transfer books shall be kept in the manner described in Article 7 of these Bylaws.

Before a new certificate is issued, the old certificate must be surrendered for cancellation. The Board may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers or shares therein.

3.07REGISTERED OWNER. The Corporation shall recognize an individual as the registered owner of a given stock, provided that individual is determined as the shareholder of record by the record date as set out in Section 4.07 of these Bylaws. Shareholders may agree to confer the right to vote or represent their stock to third parties, including trustees, proxies, or fiduciaries. The Board may resolve to adopt a procedure by which a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the stock registered in the shareholder’s name are held for the account of a specified person or persons. The resolution must set forth:

(a)The classification of shareholder who may certify;

(b)The purpose or purposes for which the certification may be made;

(c)The form of certification and information to be contained therein;

(d)If the certification is with respect to a record date or closing of the stock transfer books, the date within which the certification must be received by the Corporation; and

(e)Other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt of a certification complying with this procedure, the Corporation must treat the persons specified in the certification as the holders of record for the number of shares specified in place of the shareholder making the certification.

3.08CLASSES OR SERIES OF STOCK. Until such time that the Articles are amended accordingly, the stock of the Corporation is not classified, and is not in series. In the event the Board decides to classify or reclassify the stock or alter any shareholder rights or restrictions, then the Board shall cause an amendment to its Articles to be filed with the Commission. The amendment must describe the rights and restrictions which are being modified or altered, along with a statement (if any) that the stock has been classified or reclassified. As required by

Corporate Bylaws

Section 17-16-120 of the Act, the amendment shall be acknowledged and signed by either a director or an executive officer on behalf of the Board.

3.09STOCK OWNED BY ENTITIES. Shares of stock in the Corporation held by another corporation may be voted by that corporation’s officer, agent, or proxy chosen by its board of directors or, if no decision is made, by its president. Shares held by a fiduciary for a named shareholder may be voted or represented by the fiduciary, provided the fiduciary acts in the best interest of the beneficiaries.

Subject to Section 17-16-721 of the Act, the Corporation may vote shares it holds in a fiduciary capacity, but only for the benefit of the beneficiaries. The Corporation must disclose how such shares will be voted before any shareholder vote.

Shares held by the Corporation in a fiduciary capacity may be included in the total count of outstanding shares, as long as this does not create a conflict of interest or unfairly disadvantage other shareholders.

ARTICLE 4

Shareholders’ Meetings

4.01MEETING PLACE. Per Section 17-16-701 of the Act, all shareholder meetings must be held at the Corporation’s principal office or other place predetermined by the Board. As permitted by Section 17-16-708 of the Act, shareholders may participate in the meeting by virtual means or remote conference, provided the participants can hear each other in real-time.

4.02ANNUAL MEETING TIME. The annual shareholder meeting for the election of directors and the transaction of other business properly before the meeting shall be held each year on a date selected by the Board of Directors, within 30 to 90 days following the end of the fiscal year. The meeting shall be held at a time set by the Board, and if the chosen date is a legal holiday, the meeting will be held on the next business day at the same hour.

4.03Pursuant to Section 17-16-701, failure to hold an annual meeting on the date specified in or fixed within these Bylaws does not affect the validity of any corporate action.

4.04ANNUAL MEETING – ORDER OF BUSINESS. The order of business at the annual shareholder meeting is as follows:

(a)Calling the meeting to order;

(b)Proof of notice of meeting (or filing of waiver);

(c)Reading of minutes of last annual meeting;

(d)Officer reports;

(e)Committee reports;

(f)Election of directors;

(g)Disclosures to shareholders;

(h)Miscellaneous business.

4.05SPECIAL MEETINGS. Subject to Section 17-16-702 of the Act, special shareholder meetings, for any purpose, may be called at any time by the President, the Board, or the Secretary. The

Corporate Bylaws

Secretary may only call a special shareholder meeting if the Secretary has received a written request from the holders of at least one-tenth of all shares entitled to vote at the meeting.

4.06NOTICE. Pursuant to Section 17-16-705 of the Act, the Secretary shall cause notice to be given to each shareholder of record at least twenty (20) days, but no more than sixty (60) days, before the shareholders’ meeting. Notice shall be by electronic transmission, mailing, or personal delivery, and shall state the time, place, and purpose of the meeting (including instructions for how to virtually attend and participate). Notice is considered given to a shareholder when it is personally provided to the shareholder, left at the shareholder’s residence or usual place of business, mailed to the shareholder’s address of record, or by electronic transmission to the shareholder’s address or number of record on file with the Corporation. A single notice can be delivered to multiple shareholders sharing the same address, unless the Corporation receives a request from a shareholder that more than a single notice be delivered.

Notice by electronic transmission shall be considered ineffective if the Corporation is unable to deliver two (2) consecutive notices and the individual responsible for sending notices to shareholders is made aware of the delivery failures. A shareholder meeting, and any actions taken by shareholders, shall not be invalidated due to an inadvertent failure to deliver notice.

Per Section 17-16-705 of the Code and Section 4.07 of these Bylaws, the notice must include the record date for determining the shareholders entitled to vote at the meeting, if such date is different than the record date for determining shareholders entitled to notice of the meeting.

4.07WAIVER OF NOTICE. As stated in Section 17-16-706 of the Act, a shareholder who is entitled to notice may waive the notice requirement if they provide a signed written waiver of the required notice, before or after the stated meeting time, or the shareholder is present at the meeting in person or by proxy.

4.08RECORD DATE. As provided in Section 17-16-707 of the Act, at least ten (10) days before each shareholder meeting, a complete record of the shareholders entitled to vote at the meeting must be made and maintained in the books and records of the Corporation. This list must be arranged in alphabetical order and include the address of and number of shares of stock held by each shareholder. This record must be kept on file at the Corporation’s principal office for a period of ten (10) days prior to the meeting. The records must also be kept open for inspection at shareholder meetings.

4.09CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE.As permitted by

Section 17-16-707 of the Act, the Board may require that the stock transfer books must be closed in order to determine which shareholders are entitled to notice of or to vote at any shareholder meeting, or any adjournment thereof, or entitled to receive payment of any dividend. Instead of closing the stock transfer books, the Board may fix in advance a record date for determination of such shareholders. The record date must not be more than sixty (60) days or less than ten (10) days prior to the date of the meeting, adjournment, or payment.

4.10 SHAREHOLDER LIABILITY. Subject to Section 17-16-622 of the Act, shareholders are not liable to the Corporation or its creditors, except that in the event the agreed upon price or consideration for the stock has not been fully paid. In the event that a subscription price or consideration for stock has not been fully paid, the following people are not personally liable for the

Corporate Bylaws

unpaid balance:

(a)a transferee or assignee who acquires the stock or subscription in good faith and without knowledge or notice of the nonpayment;

(b)a person who holds the stock as a fiduciary, although the estate in the hands of the fiduciary is liable for the nonpayment; and

(c)a pledgee or other person who holds stock as security.

4.10VOTING RIGHTS. Pursuant to Section 17-16-721 of the Act, each share of stock is entitled to one (1) vote on all matters, except in the election of directors, where cumulative voting is permitted to ensure proportional representation.

4.11PROXIES. As permitted by Section 17-16-722 of the Act, a shareholder may vote either in person or by proxy, signed in writing by the shareholder or the shareholder’s duly authorized attorney-in-fact. No proxy is valid after eleven (11) months from the date signed, unless the proxy states otherwise. A proxy is revocable by a shareholder at any time, unless the proxy states that it is irrevocable and is coupled with an interest.

4.12QUORUM. The presence, in person or by proxy, of shareholders entitled to cast a majority of all the outstanding voting stock constitutes a quorum. If a quorum is present at a shareholder meeting, then a majority of all the votes cast at the meeting is sufficient to approve any matter properly brought before the meeting.

4.13ACTION BY SHAREHOLDERS WITHOUT A MEETING. As permitted by Section 17-

16-704 of the Act, any action which may be taken at any annual or special shareholder meeting may be taken without a meeting if all of the shareholders are entitled to vote on the subject and consent to the action in writing. Such consent has the same force and effect as a unanimous vote of the shareholders.

ARTICLE 5

Officers

5.01DESIGNATIONS. The Corporation shall have a President, Secretary, and Treasurer, who shall be elected by the Board of Directors at a time determined by the Board. The Corporation may also have one or more Vice- Presidents (one shall serve as Executive Vice-President) and Assistant Secretaries and Assistant Treasurers as the Board may designate. An elected officer will hold office for one (1) year or until a successor is elected and qualified. Subject to Section 17-16- 840 of the Act, the same person may hold any two (2) or more offices concurrently, except the offices of President, Vice- President, and Secretary shall be held by separate individuals. Pursuant to Section 17-16-843 of the Act, all officers may be removed at any time, with or without cause.

5.02THE PRESIDENT. Pursuant to Sections 17-16-840 and 17-16-841 of the Act, the President shall preside over all meetings of shareholders and directors, shall have general supervision of the Corporation’s affairs, and perform all other duties as are incident to the office or are properly required by a resolution passed by the Board.

Corporate Bylaws

5.03VICE PRESIDENT. During the absence or disability of the President, the Executive Vice- President may exercise all functions of the President. Each Vice-President shall have such powers and fulfill such duties as may be assigned by a resolution of the Board.

5.04SECRETARY AND ASSISTANT SECRETARIES. Pursuant to Sections 17-16-840 and 17-

16-841 of the Act, the Secretary must:

(a)Issue notices for all meetings and actions of the Board or shareholders;

(b)Accept all requests for special meetings of the Board or shareholders;

(c)Accept all notices of proxy appointments and revocations;

(d)Keep the minutes of all meetings;

(e)Accept delivery of any dissent announced at any meeting of the Board or shareholders;

(f)Acknowledge and execute any stock certificates;

(g)Have charge of the corporate seal and books; and

(h)Make reports and perform duties as are incident to the office, or are properly required of him or her by the Board of Directors.

The Assistant Secretary, or Assistant Secretaries (in the order designated by the Board), will perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform such duties as are directed by the President or the Board.

5.05THE TREASURER. Pursuant to Section 17-16-840 and 17-16-841 of the Act, the Treasurer shall:

(a)Have custody of all the Corporation’s monies and securities and keep regular books of account, in accordance with Sections 17-16-841 and 17-16-1601 of the Act;

(b)Disburse the Corporation’s funds in payment of the just demands against the Corporation or as may be ordered by the Board, taking proper vouchers for such disbursements; and

(c)Provide the Board with an account of all his or her transactions as Treasurer and of the financial conditions of the office properly required of him or her by the Board.

If selected, the Assistant Treasurer, or Assistant Treasurers (in the order designated by the Board), must perform the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board.

5.06DELEGATION. In the absence or inability to act of any officer and of any person authorized to act in their place, the Board may delegate the officer’s powers or duties to any other officer, director, or other person, subject to Section 5.01 of these Bylaws. Vacancies in any office arising from any cause may be filled by the Board, subject to Section 5.01 of these Bylaws, at any regular or special board meeting.

5.07OTHER OFFICERS. The Board may appoint other officers and agents as they deem necessary or expedient. The term, powers, and duties of such officers will be determined by the Board and described in the resolution authorizing the appointment.

5.08LOANS. No loans shall be made by the Corporation to any officer under any circumstances.

5.09BONDS. The Board may resolve to require any officer to give bonds to the Corporation, with

Corporate Bylaws

sufficient surety or sureties, conditioned upon the faithful performance of the duties of their offices and compliance with other conditions as required by the Board.

5.10SALARIES. Officers’ salaries will be fixed from time to time by the Board. Officers are not prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation.

5.11INDEMNIFICATION. Subject to Section 17-16-856 of the Act, officers shall be indemnified by the Corporation, so long as the officer acted in a manner substantially similar to and consistent with the standard of care described in Section 17-16-842 of the Act. Any officer indemnification shall be limited to proceedings that are directly related to or have arisen out of the officer’s acts on behalf of the Corporation. Indemnification shall not apply to actions involving gross negligence, willful misconduct, or violations of fiduciary duties.

ARTICLE 6

Capital & Finance

6.01DIVIDENDS. Subject to Section 17-16-640 of the Act, dividends may be declared by the Board and paid by the Corporation out of the net earnings of the unreserved and unrestricted earned surplus of the Corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year, or in treasury shares of the Corporation, subject to the conditions and limitations imposed by the State of Wyoming. If the Board decides not to declare dividends during a fiscal year in which sufficient profits are available, it shall provide a written explanation to shareholders within 30 days of such decision. The stock transfer books may be closed by the Board pursuant to Section 17-16-707 of the Act and Sections 3.07 and 4.07 of these Bylaws. The Board, without closing the Corporation’s books, may declare dividends payable only to holders of record at the close of business on any business day not more than sixty (60) days prior to the date on which the dividend is paid.

6.02RESERVES. The Board may, in their absolute discretion, set aside out of the Corporation’s earned net surplus as they deem expedient for dividend, while maintaining any corporate property, or any other purpose, before making any distribution of earned surplus.

6.03DEPOSITORIES. The Corporation’s monies must be deposited in the Corporation’s name in a bank or trust company or trust companies designated by resolution of the Board. Corporate monies may be drawn out only by check or other order for payment signed by such persons and in such manner as may be determined by resolution of the Board.

Corporate Bylaws

ARTICLE 7

Books and Records

7.01MEETING MINUTES. As required by these Bylaws and Section 17-16-1601 of the Act, the Corporation must keep a complete and accurate accounting and minutes of the proceedings of its shareholders and Board.

7.02SHAREHOLDER LIST. In accordance with Section 17-16-1601 of the Act, the Corporation must keep at its registered office or principal place of business a list of its shareholders, including the names and addresses of all shareholders and the number and class of shares held.

7.03LEGIBILITY OF RECORDS. Any books, records, and minutes may be in any form, provided such form is capable of being converted into written form within a reasonable time.

7.04RIGHT TO INSPECT. Subject to Section 17-16-1602 of the Act, any shareholder or shareholder representative has the right, upon written request delivered to the Corporation, to inspect and copy during usual business hours the following documents of the Corporation:

(a)The Corporate Articles (initial, restated, and as amended);

(b)These Bylaws, and any amendments;

(c)Minutes of any proceedings;

(d)Annual statements of affairs;

(e)The books of account and stock ledger of the Corporation;

(f)Any voting trust agreements;

(g)All written communications to shareholders from the last three (3) years;

(h)Accounting records of the Corporation; and

(i)Record of the shareholders.

The Corporation elects to assume any obligations that may be related to this Article of these bylaws which would otherwise attach to the registered agent of the Corporation. The Corporation acknowledges and agrees that any obligation to produce corporate documents under this Article of the Bylaws shall attach to the Secretary as part of the duties described in Section 5.04 of these Bylaws.

ARTICLE 8

Notices

8.01MAILING OF NOTICE. Except as may otherwise be required by law, any notice to any shareholder or director may be delivered personally or by mail. If mailed, the notice will be deemed to have been delivered on the close of business of the third business day following the day when deposited in the United States mail with postage prepaid and addressed to the recipient’s last known address in the records of the Corporation.

8.02E-NOTICE PERMITTED. Per Section 17-16-141 of the Act, any communications required by the Act, the Bylaws, or other laws may be made by digital or electronic transmission to the

Corporate Bylaws

recipient’s known electronic address or number as known to the Corporation at the time of notice.

8.03DUTY TO NOTIFY. All shareholders, directors, officers, employees, and representatives of the Corporation are required to notify the Corporation of any changes to the individual’s contact information. Pursuant to the obligations under this Section of these Bylaws, the individual must notify the Corporation that electronic transmissions of notice are impracticable, impossible, frustrated, or otherwise improper and ineffective.

ARTICLE 9

Special Corporate Acts

9.01EXECUTION OF WRITTEN INSTRUMENTS. All contracts, deeds, documents, and instruments that acquire, transfer, exchange, sell, or dispose of any assets of the Corporation must be executed by the President and ratified by the Board of Directors in order to bind the Corporation. This Section does not apply to any checks, money orders, notes, or other financial instruments for direct payment of corporate funds which are subject to Section 9.02 of these Bylaws.

9.02SIGNING OF CHECKS OR NOTES. All authorizations to distribute, pay, or immediately draw upon the financial resources of the Corporation must be signed by the Treasurer, including any expense reimbursement or compensation payments to directors, officers, employees, representatives, service providers, or contractors of the Company.

9.03SPECIAL SIGNING POWERS. To duly bind the Corporation to an agreement or instrument in the event the President holds an interest which exists outside of the capacity of being President, then any agreement involving such interest must be signed by an officer pursuant to either Section

5.03 or 9.02 of these Bylaws.

9.04SHAREHOLDER APPROVAL. Pursuant to Section 17-16-1201 of the Act, and until these Bylaws require otherwise, no shareholder approval is required to acquire, transfer, exchange, sell, or dispose of any assets of the Corporation in the ordinary course of business or after dissolving the Corporation. Notwithstanding any other provisions of these Bylaws, and consistent with Section 17-16-1202 of the Act, shareholder approval is required prior to any non-routine business operations, such as a merger, consolidation, share-exchange, conversion, or dissolution, and any loans that may be provided under Section 5.08 of these Bylaws.

9.05MERGERS & CONVERSIONS. After approval from the shareholders, in order for any consolidation, merger, conversion, or other organizational restructuring to be effective, it must follow the respective process(es) set out in Title 17, Chapter 16, Article 11 of the Act.

9.06DISSOLUTION. After approval of the shareholders, in order for the Corporation to properly be dissolved, it must follow the process set out in Title 17, Chapter 16, Article 14 of the Act.

Corporate Bylaws

ARTICLE 10

Amendments

10.01BY SHAREHOLDERS. These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special shareholder meeting.

10.02BY DIRECTORS. The Board of Directors may amend these Bylaws, except for any provisions that affect shareholder rights. Changes that affect shareholder rights, governance structure, or Section 4 of the Shareholders Meeting must be approved by a majority of the voting stock represented at the shareholders' meeting, either in person or by proxy.

10.03EMERGENCY BYLAWS. Consistent with Section 17-16-207 of the Act, the Board of Directors may adopt emergency Bylaws, subject to a vote to repeal or modify by the shareholders, which operate during any emergency in the Corporation’s conduct of business resulting from an attack on the United States or a nuclear or atomic disaster.

10.04COMPLIANCE WITH STATE LAW. Any amendment to the Corporation’s Articles or these Bylaws shall be consistent with Title 17, Chapter 16, Article 10 of the Act.

These Bylaws are adopted by resolution of the Corporation’s Board of Directors on this 24 th

/s/ Lingyun Mao

Lingyun Mao, Director

/s/ Luis Carlos Ung

Luis Carlos Ung, Director

Corporate Bylaws